Exhibit 99.77c


Item 77C

Scudder California Tax-Free Income Fund, Scudder Florida Tax-Free Income Fund and Scudder New York Tax-Free Income Fund, each a series of SCUDDER STATE TAX-FREE INCOME SERIES

The Proxy Statement on Schedule 14A for Scudder California Tax-Free Income Fund, Scudder Florida Tax-Free Income Fund and Scudder New York Tax-Free Income Fund, each a series of Scudder State Tax-Free Income Series (File No. 2-81549), is incorporated by reference to the Definitive Proxy Statement for such funds filed with the Securities and Exchange Commission on February 22, 2002.